EXHIBIT 23.1



Consent of Independent Public Accountant

As independent public accountants, we hereby consent to the incorporation of our report dated February 26, 1999, included in this Form 8-K, into the company's previously filed Registration Statements on Form S-8 File Nos. 33-24274, 33-50949 and 333-28235, and the company's previously filed Registration Statements on Form S-3 File Nos. 33-5473, 33-66112 and 333-76951.


                              (ARTHUR ANDERSEN LLP)
                               ARTHUR ANDERSEN LLP



Oklahoma City, Oklahoma
  July 26, 1999